UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☑ Preliminary Information Statement

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☐ Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO-VICTORY ESTABLISHED VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

                    , 2013

As a shareholder of the Variable Portfolio-Victory Established Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this Notice regarding the availability of information relating to the change in control of the Fund’s subadviser. This Notice presents only an overview of the more complete Information Statement regarding this transaction that is available to you on the Internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, as a shareholder of the Fund you need not take any action in connection with the transaction.

Summary of Information Statement

The Information Statement details the sale of the Fund’s subadviser, Victory Capital Management Inc. (“Victory Capital”). Victory Capital was a wholly-owned independent subsidiary of Key Bank, N.A. (“Key Bank”). Key Bank agreed to sell its interest in Victory Capital to a holding company owned by Crestview Partners II, L.P. and employees of Victory Capital (the “Transaction”). The closing of the Transaction resulted in a change of control of Victory Capital under the Investment Company Act of 1940, as amended (the “1940 Act”) and the automatic termination of the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (“Columbia Management”) and Victory Capital. At a meeting of the Board of Trustees (the “Board”) on June 17-19, 2013, the Board approved a new subadvisory agreement (the “New Subadvisory Agreement”) between Columbia Management and Victory Capital, subject to the closing of the Transaction. The Transaction closed on July 31, 2013. The New Subadvisory Agreement went into effect August 1, 2013. The New Subadvisory Agreement is materially identical to the Previous Subadvisory Agreement, including with respect to fees.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management, subject to certain conditions, to enter into a new agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. The approval of the Fund’s shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this Notice, the Fund is notifying you that it is making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiamanagement.com/web/columbia/forms-literature/fund-literature. The Information Statement will be available on the website until at least                     , 2014. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by                     , 2014. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

VARIABLE PORTFOLIO-VICTORY ESTABLISHED VALUE FUND

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about                     , 2013 to shareholders of record as of                     , 2013 (the “Record Date”). The Information Statement is being made available to shareholders of Variable Portfolio-Victory Established Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”), subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without the approval of shareholders, to retain a subadviser (or subadvisers) which Columbia Management believes is (are) best suited to achieve the Fund’s investment objective.

This Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated March 1, 2011 and most recently renewed on April 17, 2013. The Fund currently has one subadviser. Under the IMS Agreement, Columbia Management monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results (the “Subadviser Factors”). As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management (each a “Subadvisory Agreement”) under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Management’s policies.

VICTORY CAPITAL MANAGEMENT INC. AND THE NEW SUBADVISORY AGREEMENT

Victory Capital Management Inc. (“Victory Capital”) was a wholly-owned, independent subsidiary of Key Bank, N.A. (“Key Bank”). Key Bank agreed to sell its interest in Victory Capital to a holding company owned by Crestview Partners II, L.P. and employees of Victory Capital (the “Transaction”). The closing of the Transaction resulted in a change of control of Victory Capital under the 1940 Act and the automatic termination of the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between Columbia Management and Victory Capital. At a meeting of the Board on June 17-19, 2013, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved a new subadvisory agreement (the “New Subadvisory Agreement”) between Columbia Management and Victory Capital, subject to the closing of the Transaction. The Transaction closed on July 31, 2013. The New Subadvisory Agreement went into effect August 1, 2013. The New Subadvisory Agreement is materially identical to the Previous Subadvisory Agreement, including with respect to fees.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to Victory Capital

Under the IMS Agreement, the Fund pays Columbia Management a fee as follows:

Variable Portfolio-Victory Established Value Fund
Net Assets (billions)	Annual rate at each asset level
First $0.5	0.780%
Next $0.5	0.755%
Next $1.0	0.730%
Next $1.0	0.705%
Next $3.0	0.680%
Over $6.0	0.650%

The table above represents the fee rate paid by the Fund to Columbia Management, which will not change as a result of the Transaction. Columbia Management, in turn, pays Victory Capital a fee (which also will not change as a result of the Transaction) out of its own assets, calculated at the following rates:

•	0.32% on the first $400 million, reducing to 0.30% as assets increase

	Fees paid by the Fund to Columbia Management for the period from January 1, 2013 to August 31, 2013*	Fees paid by Columbia Management to Victory Capital for the period from January 1, 2013 to August 31, 2013
Variable Portfolio-Victory Established Value Fund (fiscal year ended 12/31/12)	$5,421,595.49	$2,224,239.45
*Columbia	Management uses these fees to pay the subadviser.

INFORMATION ABOUT VICTORY CAPITAL

Victory Capital is a wholly-owned subsidiary of Victory Capital Holdings, Inc. (“VCH”). A majority of the equity interest in VCH is owned by Crestview, through one or more investment vehicles, with a substantial minority interest owned by employees of Victory Capital. Victory Capital provides investment advisory services to institutional clients including corporations, non-profits, public funds, Taft-Harley and subadvisory clients. Victory Capital offers domestic and international equity and domestic fixed income products to investors through a variety of products, including mutual funds, separate accounts and collective trust funds. As of August 31, 2013, Victory Capital had approximately $18.6 billion in assets under management and advisement. Victory Capital’s principal offices are located at 4900 Tiedeman Road, 4th Floor, Cleveland, OH 44144, with offices in New York, Cincinnati and Denver.

The following table provides information on the principal executive officers and directors of Victory Capital.

Name	Title/Responsibilities	Address

David C. Brown	Director; Chief Executive Officer	4900 Tiedeman Road, 4th Floor, Cleveland, OH 44144

Christopher Ohmacht	Director; President	4900 Tiedeman Road, 4th Floor, Cleveland, OH 44144

Michael Policarpo	Director; Chief Financial Officer and Treasurer	4900 Tiedeman Road, 4th Floor, Cleveland, OH 44144

Greg Ewald	Director; Chief Legal Officer and Secretary	4900 Tiedeman Road, 4th Floor, Cleveland, OH 44144

Other Funds with Similar Investment Objectives Managed by Victory Capital

Name	Assets as of August 31, 2013	Management Fee
Victory Established Value Fund	$1.76 billion	0.65% on the first $100 million 0.55% on the next $100 million 0.45% on assets in excess of $200 million

Board Consideration and Approval of the New Subadvisory Agreement

The Board, at its June 17-19, 2013 in-person Board meeting (the Meeting) considered the New Subadvisory Agreement between Columbia Management and Victory Capital, with respect to Victory Capital’s management of the Fund in light of the change in control triggered Transaction. Independent legal counsel to the Independent Trustees reviewed the SEC-enumerated factors that should be considered by a board in determining whether to approve a new investment management services or subadvisory agreement and stated that the Board should use these factors in consideration of the approval of the New Subadvisory Agreement.

Nature, Extent and Quality of Services Provided by Victory Capital

The Board considered its analysis of various reports and presentations received by it and its Committees, at the Meeting and as part of the 15(c) review process at the April 2013 Meeting (the “April Meeting”), detailing the services performed by Victory Capital, as subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also recalled its analysis of the capabilities and financial condition of Victory Capital at the April Meeting and noted Columbia Management’s representation that Victory Capital has the capability and wherewithal to carry out its responsibilities under the New Subadvisory Agreement.

The Board observed that it had previously approved Victory Capital’s code of ethics and compliance program, that the Chief Compliance Officer of the Fund continues to monitor the code and the program, and that no material concerns have been reported. The Board noted the impending change in control at Victory Capital and, in this connection, noted that it was comfortable with the future financial strength of Victory Capital based on Columbia Management’s review of Victory Capital’s post-sale projected financials and representations from management in this regard. The Board also noted that no material changes were expected to Victory Capital’s personnel, investment philosophy, investment process or compliance policies and procedures post sale and that as part of the separation from Key Bank, Victory Capital made several hires and purchased software to cover functions that were shared services with Key Bank. The Board also discussed the acceptability of the terms of the New Subadvisory Agreement, including that, other than the date of effectiveness, the New Subadvisory Agreement is identical to the Previous Subadvisory Agreement reviewed and approved by the Board at the April Meeting. The Board recalled its considerations regarding Victory Capital, including its conclusion that Victory Capital appeared to be in a position to provide a high quality and level of services to the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, the performance of the Fund (discussed below), as well as Columbia Management’s recommendation that the Board approve entering into the New Subadvisory Agreement with Victory Capital, which is unaffiliated with Columbia Management, the Board concluded that Victory Capital appeared to be in a position to continue to provide services of a reasonable high quality to the Fund post consummation of the Transaction.

Investment Performance of Victory Capital

For purposes of evaluating the nature, extent and quality of services provided under the New Subadvisory Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered its review of the Fund’s performance at the April Meeting, during which the Trustees observed that the

Fund’s investment performance met expectations. Additionally, the Board reviewed Columbia Management’s process for selecting and monitoring Victory Capital and other subadvisers. The Board considered, in particular, management’s rationale for recommending the continued retention of Victory Capital.

Comparative Fees, Costs of Services Provided and Profitability

The Board recalled their review, at the April Meeting, of comparative fees and the costs of services to be provided under the Previous Subadvisory Agreement. The Board reviewed the proposed level of subadvisory fees under the New Subadvisory Agreement, noting that the subadvisory fees payable to Victory Capital would be paid by Columbia Management and would not impact the fees paid by the Fund. The Board observed that fees paid under the New Subadvisory Agreement are identical to those paid under the Previous Subadviser Agreement, which was reviewed and approved at the April Meeting. The Board concluded that the Fund’s subadvisory fees continue to be fair and reasonable in light of the extent and quality of services that the Fund receives.

Economies of Scale

The Board recognized that, because Victory Capital’s fees would be paid by Columbia Management and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s IMS Agreement, which was separately considered and renewed at the April Meeting.

Based on all of the foregoing, including all of the information received and presented (including the information reviewed and considered at the April Meeting), the Board, including the Independent Trustees, concluded that the subadvisory fees were fair and reasonable in light of the extent and quality of services to be provided. In reaching this conclusion, no single factor was determinative.

On June 19, 2013, the Board, including all of the Independent Trustees, unanimously approved the New Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management and its affiliates also receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of August 31, 2013, Columbia Management and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

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